Exhibit 99.2

 Sensient Technologies Corporation  Third Quarter 2026 Earnings Call  October 30, 2026

 2  Non-GAAP Financial Measures  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude restructuring and other costs, including the Portfolio Optimization Plan costs, (2) percentage changes in revenue, operating income, and diluted earnings per share on an adjusted local currency basis, which eliminate the effects that result from translating its international operations into U.S. dollars and restructuring and other costs, including the Portfolio Optimization Plan costs, and (3) adjusted EBITDA and adjusted EBITDA Margin (which exclude Portfolio Optimization Plan costs and non-cash share based compensation expense). The Company has included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

 3  Forward Looking Statements  This presentation contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2026 Financial Outlook” and “Consolidated Full Year 2026 Outlook”. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 Quarterly Results & Business Update  4

 5  Q3 2026 Consolidated Results  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 6  Local Currency1 Results Commentary  Color Group Performance  Revenue  Growth in the quarter driven primarily by strong volume growth  Operating Results  Strong operating leverage in the quarter primarily due to volume growth in the Food & Pharmaceutical product line  Adjusted EBITDA Margin1 for the Group was 25.1% in Q3 2026, up 40 bps from Q3 2025  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 7  Flavors & Extracts Group Performance  Revenue  Growth in the quarter driven by higher prices and volume growth  Operating Results  Favorable operating leverage in the quarter primarily due to favorable pricing  Adjusted EBITDA Margin1 for the Group was 18.5% in Q3 2026, up 80 bps from Q3 2025  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Local Currency1 Results Commentary

 8  Asia Pacific Group Performance  Revenue  Growth in the quarter driven by strong volume growth and higher prices across the Group   Operating Results  Strong operating leverage in the quarter due to volume growth across the Group and favorable prices   Adjusted EBITDA Margin1 for the Group was 27.5% in Q3 2026, up 330 bps from Q3 2025  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Local Currency1 Results Commentary

 (1) Represents outlook as of our earnings release provided on October 30, 2026, and does not constitute an update or reissuance as of any later date.  (2) This is a non-GAAP financial measure. We are not able to provide a reconciliation of this forward-looking measure as certain information required for such reconciliation, such as the impact of translating our international operations into U.S. Dollars, is not available without unreasonable efforts and we are not able to determine the probable significance of such items.  9  Business Outlook1  Consolidated Full Year 2026 Outlook  Local Currency Revenue2  Growth rate of high single to low double-digits  Local Currency Adjusted EBITDA2  Growth rate of mid-teen to high teen  Local Currency Adjusted EPS2  Growth rate of mid-teen to high teen

 Value of Color Consumer Research Series  10   Beverages   Dairy   Confections   Cereal  Sweet Snacks   Salty Snacks  Pet Food  Purchase Intent  Overall Liking  Visual Appeal   Taste Perception  Flavor Perception   Willingness to Pay  Sweet/Salty Perception  Color Conversion  Acceptance  Multiple Phase Approach  Engaged Over 12,000 Consumers  Blind and Comparative Sampling Utilized  Methodology  8 Attributes Tested  7 Categories; 75+ Products

Value of Color Category Spotlight : Cereal Insights

Natural Color Alternatives Tested





Flavor Perception:

- Color variety and vibrancy significantly amplify flavor intensity for the consumer.

Natural Color Conversion Success:

- Shifts in visual vibrancy and color variety during an artificial to natural color transition creates a perceived change in product flavor for consumers, despite zero modifications to the underlying flavor formulation.
- Fruity cereals that maintained balanced color ratios (equal mix of warm and cool hues) through a natural color transition significantly outperformed unbalanced color mixes, because consumers perceived the intact ratio as a guarantee of consistent taste.
- Maximizing visual similarity between artificial to natural cereal bridges the gap between wellness and indulgence, driving optimal taste and quality perceptions.

Willingness to Pay

- Consumers associate natural colors with higher quality and demonstrate a clear willingness to pay a premium.
- Peak price willingness occurs when naturally colored products closely replicate artificial counterparts.

© Sensient Technologies 2026

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 Financial Update & Outlook  12

 13  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Q3 2026 Financial Review  Local currency revenue1 increased 10.2%  Q3 2025 results included $3.3 million of Portfolio Optimization Plan costs (approximately 9 cents per share)  Interest expense was $8.3 million in Q3 2026, up from $7.3 million in Q3 2025  Adjusted EBITDA Margin1 increased 90 bps in the quarter  Consolidated Commentary  (dollars in thousands)  Q3 2025  Q3 2026  Local Currency Growth1  Revenue   $ 412,109  $455,841   +10.2%  Operating Income (GAAP)   Operating Margin  $ 57,706  14.0%  $ 72,449  15.9%  Adjusted Operating Income1   Adjusted Operating Margin1  $ 61,029  14.8%  $ 72,449  15.9%  +18.6%  Diluted EPS (GAAP)  $ 0.87  $ 1.13  Adjusted Diluted EPS1  $ 0.96  $ 1.13  +17.7%  Adjusted EBITDA1   Adjusted EBITDA Margin1  $ 80,530  19.5%  $ 93,083  20.4%  +15.4%

 14  2026 Cash Flow and Debt Metrics  Q3 2025  YTD  Q3 2026  YTD  Cash Flow from Operations  $ 83.3 million  $ 75.3 million  Capital Expenditures  $ 57.8 million  $ 105.8 million  Total Debt  $ 712.0 million  $ 790.4 million  Net debt to credit adjusted EBITDA1  2.3x  2.3x  Cash flow provided by operating activities was $40.5 million in Q3 2026 compared to $44.0 million in Q3 2025   Net debt to credit adjusted EBITDA1 was 2.3x in Q3 2026, same in Q3 2025  Commentary  (1) See appendix for our GAAP to Non-GAAP reconciliations.

2026 Financial Outlook[1]

Metric	Current Guidance	Prior Guidance
Local Currency Revenue[2]	**High single to low double-digit growth**	High single to low double-digit growth
Local Currency Adjusted EBITDA[2]	**Mid-teen to high teen growth**	Mid-teen to high teen growth
Diluted EPS (GAAP)[3]	**$4.15 to $4.20**	$4.10 to $4.20
Local Currency Adjusted Diluted EPS[2]	**Mid-teen to high teen growth**	Mid-teen to high teen growth
Capital Expenditures	**~ $ 160 million**	$150 to $170 million
Adjusted Effective Tax Rate	**~ 25%**	~ 25%
Interest Expense[4]	**~ $34 million**	~ $35 million

(1) Represents outlook as of our earnings release provided on October 30, 2026, and does not constitute an update or reissuance as of any later date.

(2) This is a non GAAP financial measure. We are not able to provide a reconciliation of this forward-looking measure as certain information required for such reconciliation, such as the impact of translating our international operations into U.S. Dollars, is not available without unreasonable efforts and we are not able to determine the probable significance of such items.

(3) The impact of foreign exchange rates is expected to be immaterial for the remainder of 2026.

(4) Interest expense assumes no USD borrowing rate changes for the remainder of 2026.

© Sensient Technologies 2026
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 17  Appendix1  (1) Amounts in thousands, except percentages and per share amounts.

 18  Non-GAAP Financial Measures

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